Exhibit 99.1

FOR IMMEDIATE RELEASE

July 8, 2013

ASSISTED LIVING CONCEPTS, INC. ANNOUNCES AN UPDATE ON THE PREVIOUSLY ANNOUNCED AGREEMENT AND PLAN OF MERGER

Menomonee Falls, Wisconsin – Assisted Living Concepts, Inc. (NYSE:ALC) (“ALC”) today announced that substantially all state licenses to operate its assisted living facilities have been obtained by Aid Holdings, LLC (“Parent”) in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 25, 2013 among Parent, Aid Merger Sub, LLC (“Merger Sub”) and ALC.  Parent and Merger Sub are affiliates of TPG Capital, L.P.

ALC believes that the remaining state licenses to operate its assisted living facilities will be obtained by Parent within the next few weeks and that the closing pursuant to the Merger Agreement will occur shortly thereafter.

About ALC

ALC and its subsidiaries operate 210 senior living residences comprising 9,313 resident units in 20 states. ALC’s senior living residences typically consist of 40 to 60 units and offer a supportive, home-like setting. Residents may receive assistance with the activities of daily living either directly from employees or through our wholly owned home health subsidiaries. ALC employs approximately 4,600 people.

About TPG

TPG is a leading global private investment firm founded in 1992 with $56.7 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Beijing, Chongqing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm’s investments span a variety of industries including real estate, healthcare, financial services, travel and entertainment, technology, energy, industrials, media and communications, retail and consumer. For more information, visit www.tpg.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements made herein that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “continuing”, “believe” or “project”, or the negative of those words or other comparable words. Any forward-looking statements included herein are made as of the date hereof only, based on information available to ALC as of the date hereof, and, subject to any applicable law to the contrary, ALC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are not a guarantee of future performance and are subject to a number of risks, assumptions and uncertainties that could cause ALC’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions contemplated by the Merger Agreement; the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; ALC’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the risks that are described from time to time in ALC’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other of ALC’s filings with the SEC; and general industry and economic conditions.